SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          PEOPLES BANCORPORATION, INC.
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid



[ ]  Fee paid previously with preliminary materials



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          PEOPLES BANCORPORATION, INC.
                              1814 East Main Street
                          Easley, South Carolina 29640

                    Notice of Annual Meeting of Shareholders
                                  May 17, 2001

TO OUR SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders of Peoples Bancorporation, Inc. (the "Company") will be held on Thursday, May 17, 2001 at 10:00 a.m., at Peoples Bancorporation, Inc., 1814 East Main Street, Easley, South Carolina 29640, for the following purposes:

          (1) To elect six directors to serve for terms of three years, or until their successors are elected and qualified; and

          (2) To conduct such other business as may lawfully come before the Annual Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on March 30, 2001 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

         A proxy statement and proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you are a record owner of shares and attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Robert E. Dye
                                            Chairman of the Board, President
                                            and Chief Executive Officer

April 19, 2001
Easley, South Carolina

    PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                          PEOPLES BANCORPORATION, INC.
                              1814 East Main Street
                          Easley, South Carolina 29640

                              --------------------

                                 PROXY STATEMENT
                              --------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Bancorporation, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at Peoples Bancorporation, Inc., 1814 East Main Street, Easley, South Carolina 29640 on Thursday, May 17, 2001 at 10:00 a.m., and any adjournments or postponements thereof, for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other electronic means. The Company will pay the cost of this proxy solicitation. This Proxy Statement and the accompanying form of proxy were first mailed to the shareholders on or about April 19, 2001. As used herein, the term "Banks" means The Peoples National Bank, Bank of Anderson, N.A. and Seneca National Bank, the wholly owned subsidiaries of the Company.

                                  ANNUAL REPORT

     The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 2000, including financial statements, is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                              REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation may be revoked by any record shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked by the record shareholder prior to the meeting by delivering to R. Riggie Ridgeway, Secretary of the Company, 1814 East Main Street, Easley, South Carolina 29640, an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

                                QUORUM AND VOTING

     Only shareholders of record on March 30, 2001 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding 3,168,046 shares of common stock, par value $1.67 per share. Each share outstanding will be entitled to one vote on each matter submitted to the annual meeting.

     A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

     If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. Cumulative voting is permitted. See "CUMULATIVE VOTING RIGHTS." Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares of Common Stock voted against the matter.

                            CUMULATIVE VOTING RIGHTS

     Each holder of shares is entitled to cumulate his votes for election of directors. Votes may be cumulated in the following ways: (1) giving one nominee as many votes as the number of directors to be elected multiplied by the number of shares owned, or (2) distributing votes on the same principle among any number of nominees.

     Conditions precedent to the exercise of cumulative voting are either: (1) giving written notice of intention to vote cumulatively to the Secretary of the Company not less than forty-eight hours before the time of the meeting; or (2) announcing the intention to vote cumulatively at the meeting before voting for directors begins. Once a shareholder gives notice of intention to vote cumulatively, all shareholders entitled to vote at the meeting may cumulate their votes. If notice is given at the meeting, the presiding officer may, or if requested by any shareholder, shall recess the meeting for a period not to exceed two hours.

     If shares are voted cumulatively, the designated proxy agents will cumulate the votes represented by such proxies in such manner as necessary to elect the greatest possible number of management nominees.

                       ACTIONS TO BE TAKEN BY THE PROXIES

     The persons named as proxies were selected by the Board of Directors of the Company. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Unless the shareholder otherwise specifies therein, each proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the shareholder's specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit proposals for the consideration of the shareholders at the next Annual Meeting may do so by sending them in writing to
R. Riggie Ridgeway, Secretary, Peoples Bancorporation, Inc., 1814 East Main Street, Easley, South Carolina 29640. Such written proposals must be received prior to January 16, 2002, for inclusion, if otherwise appropriate, in the Company's Proxy Statement and form of Proxy relating to that meeting. With respect to any shareholder proposal not received by the Company prior to March 6, 2002, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

                              ELECTION OF DIRECTORS

     The Board of Directors has nominated six existing directors for re-election to the Board of Directors at the Annual Meeting. The Company's Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company's Board of Directors are elected each year at the Company's Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at the Annual Meeting are elected for a three-year term.

     The Board of Directors recommends the election of the six nominees listed below. In the event that any such nominee is not available to serve as a director, the persons acting under the proxy intend to vote, in his stead, for such person as the Board of Directors may recommend.

     Information about the six nominees and about the directors whose terms will continue after the Annual Meeting is set forth below.

     Director Nominees for Three Year Terms Expiring in 2004

     David C. King, age 51, has served as President and Chief Executive Officer and a director of Bank of Anderson, N. A. since its formation in September 1998. Mr. King, who has been involved in the banking industry for over 25 years, served as President and Chief Executive Officer of Barrow Bank and Trust in Winder, Georgia from December, 1994 until its acquisition by Regions Financial Corporation in March 1996, and continued his employment with Regions until March of 1997. Mr. King is also co-owner of Sullivan King Mortuary in Anderson, South Carolina. Mr. King has been a director of the Company since 2000.

     Andrew M. McFall, III, age 66, was employed by Anderson Savings and Loan Association and its successor Security Federal, Security Mortgage and its successor, Painewebber Mortgage, and Columbia National, Inc. until retiring in 1995. Mr. McFall is a past President of the Greenville Chapter of the American Savings and Loan Institute and is past President of the South Carolina Controllers Society. He has also served as a Commissioner on the Anderson County Planning Commission. Mr. McFall has been a director of Bank of Anderson, N.A. since 1998, and he has been a director of the Company since 2000.

     Eugene W. Merritt, Jr., age 57, has been co-owner and President of Merritt Brothers, Inc., a commercial landscape company, since 1971. In addition, Mr. Merritt is a co-owner of Merritt Brothers Tree Farm located in Easley, South Carolina. Mr. Merritt is currently serving as a member of the Board of Directors of the AgFirst Farm Credit Bank in Columbia, South Carolina. Mr. Merritt is a director of The Peoples National Bank and he has been a director of the Company since 1993.

     George B. Nalley, Jr., age 62, has been Managing Partner of Nalley Commercial Properties since 1964 and is also Chairman of Nalley Construction Company and Town N' Country Realty, Inc., each of which is located in the Easley, South Carolina area. Mr. Nalley is a director of The Peoples National Bank and he has been a director of the Company since 1992.

     Nell W. Smith, age 71, served as a South Carolina State Senator from 1981 to 1993. Ms. Smith is currently serving as a board member of the Palmetto
Hospital Foundation and Friends of the Library. Ms. Smith is a founder of Clemson University's John C. Calhoun Lecture Series. Ms. Smith is a director of The Peoples National Bank and she has been a director of the Company since 1992.

     A. J. Thompson, Jr., M. D., age 53, has practiced ophthalmology in Easley, South Carolina since 1981. Dr. Thompson is a director of The Peoples National Bank and he has been a director of the Company since 1992.

                      Directors Whose Terms Expire in 2003

     William A. Carr, age 74, served as mayor of the City of Easley, South Carolina from April 1983 through April 1999. Mr. Carr is a director of The Peoples National Bank and he has been a director of the Company since 1992.

     Robert E. Dye, Jr., age 33, has served as Director of Expansion and Development for the Banks and Company since November 1997. Prior to joining the Company, Mr. Dye was Vice President at Britt, Peters & Associates, Inc., an engineering firm in Greenville, South Carolina. Mr. Dye also served as an engineer for South Carolina operations of Vulcan Materials Company. Mr. Dye is a director of The Peoples National Bank and he has been a director of the Company since 1997. Mr. Dye is the son of Robert E. Dye, Sr.

     W. Rutledge Galloway, age 57, has been President of Galloway-Tripp, Inc., a commercial insulation contractor, since 1972. Mr. Galloway also serves as director of the Greenville, South Carolina Home Builders Association. Mr. Galloway is a director of The Peoples National Bank and he has been a director of the Company since 1992.

     E. Smyth McKissick, III, age 43, has been President of Alice Manufacturing Company, a textile manufacturing company, since 1988. Mr. McKissick is a member of the Board of Directors of the South Carolina Manufacturers Alliance and the American Textile Manufacturers Institute. In addition, Mr. McKissick is on the Board of Trustees of the Institute of Textile Technology and Clemson University. Mr. McKissick is a director of The Peoples National Bank and he has been a director of the Company since 1993.

     James A. Black, Jr., age 69, a retired insurance executive, now lives in the Keowee Key community near Seneca, South Carolina. In 1997 Mr. Black retired as Vice President of the Barnes Insurance Agency, Inc. in Easley, SC after 25 years of service. Mr. Black is past President of the Carolinas Association of Professional Insurance Agents. Mr. Black currently serves as Chairman, Board of Trustees for North Greenville College. Mr. Black has been a director of Seneca National Bank since 1999 and he has been a director of the Company since 2000.

     William B. West, age 51, has served as Senior Vice President and Chief Financial Officer of the Company since July, 1998, Executive Vice President and Cashier for Bank of Anderson, N. A. since its formation in September, 1998 and Cashier of Seneca National Bank since its formation in February, 1999. Prior to that time, Mr. West was Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Director of First United Bancorporation, Executive Vice President and Cashier and a director of Anderson National Bank, Cashier of Spartanburg National Bank, Cashier and a director of Community Bank of Greenville and Treasurer and a director of Quick Credit Corporation until the merger of First United Bancorporation into Regions Financial Corporation in June of 1998. Mr. West has been a director of the Company since 2000.

                      Directors Whose Terms Expire in 2002

     F. Davis Arnette, Jr., age 48, has served as President and Chief Executive Officer and director of Seneca National Bank since its formation in February 1999. Mr. Arnette has been employed in the banking and finance industry since 1977, serving as Assistant Cashier of First National Bank of South Carolina, Securities Analyst for Liberty Life Insurance Company, Vice President of First Union National Bank, First Vice President of Sun Trust, Executive Vice President of Regions Bank and President of the Elberton Office of Regions Bank. Mr. Arnette has been a director of the Company since 2000.

     Larry D. Reeves, age 59 has served as Senior Vice President of Cromer Foods, Inc. since 1989, after 20 years with Owens Corning Fiberglas where he managed plants in Huntington, Pennsylvania and Anderson South Carolina. Mr. Reeves also serves as a director and treasurer of Christian Youth Camp, Inc. Mr. Reeves has been a director of Bank of Anderson, N. A. since 1998 and he has been a director of the Company since 2000.

     Garnet A. Barnes, age 77, has been President of Barnes Real Estate, Inc. since 1964. In addition, Mr. Barnes is President of Insurance Investment, Inc. and Smithfields Development Corporation and Vice President and Secretary of Pinnacle Associates. Mr. Barnes is a director of The Peoples National Bank and he has been a director of the Company since 1992.

     Charles E. Dalton, age 58, has been President and Chief Executive Officer of Blue Ridge Electric Cooperative, located in Pickens, South Carolina, since 1982. Mr. Dalton is past president of the Association of Electric Cooperatives of South Carolina. Mr. Dalton is a director of The Peoples National Bank and he has been a director of the Company since 1992.

     Robert E. Dye, Sr., age 59, has served as Chairman of the Board and Chief Executive Officer of The Peoples National Bank since August 1986. Mr. Dye served as President of The Peoples National Bank from 1986 through 1995. Prior to joining The Peoples National Bank, Mr. Dye served as Chairman of the Board and Chief Executive Officer of Carolina National Bank until 1983 when C & S National Bank of South Carolina acquired the bank. Mr. Dye served as Senior Vice President/Regional Executive for C & S until 1985 when he resigned to organize The Peoples National Bank. Mr. Dye has also served as Chairman of the Board of Bank of Anderson, N. A., since its formation in September 1998, and Chairman of the Board of Seneca National Bank, since its formation in February 1999. Mr. Dye has served as Chairman, Chief Executive Officer and President of the Company since its formation in 1992. Mr. Dye has been a director of the Company since 1992. Mr. Dye is the father of Robert E. Dye, Jr.

     R. Riggie Ridgeway, age 54, currently serves as Executive Vice President and Secretary of Peoples Bancorporation, Inc. He has also served as President and Chief Executive Officer and director of The Peoples National Bank since 1996. Prior to 1996, he served as Executive Vice President and Senior Loan Officer of The Peoples National Bank. Mr. Ridgeway, who has over 32 years of banking experience, began his banking career with South Carolina National Bank in 1969 and later served in various capacities with Southern Bank and Trust and American Federal Savings Bank, N.A. Mr. Ridgeway has been a director of the Company since 1992.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 1, 2001 with respect to ownership of the outstanding common stock of the Company by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding common stock of the Company, (ii) each director of the Company, (iii) each director nominee, (iv) each executive officer named in the Summary Compensation Table, and (v) all directors and executive officers of the Company as a group.

                                                      Shares of
        Name (and address of 5%                      Common Stock                    Exercisable                Percent
           Beneficial Owner)                    Beneficially Owned (1)            Stock Options(2)              of Total
           -----------------                    ----------------------            ----------------              --------

F. Davis Arnette, Jr. (3)                                3,414                         3,183                     0.11%
Garnet A. Barnes (4)                                    74,657                        12,154                     2.35%
James A. Black, Jr. (5)                                 39,558                           525                     1.25%
William A. Carr (6)                                     13,815                        12,154                     0.43%
Charles E. Dalton  (7)                                  17,217                         7,730                     0.54%
Robert E. Dye, Sr. (8)                                 299,845                             0                     9.46%
   1814 East Main Street
   Easley, SC 29640
Robert E. Dye, Jr. (9)                                  88,519                           954                     2.79%
W. Rutledge Galloway (10)                               67,003                        12,154                     2.11%
David C. King (11)                                      22,052                         3,183                     0.70%
Andrew M. McFall, III (12)                               9,100                         1,076                     0.29%
E. Smyth McKissick                                      75,495                         7,730                     2.38%
Eugene W. Merritt, Jr. (13)                             22,202                         7,730                     0.70%
George B. Nalley, Jr. (14)                              77,383                        12,154                     2.43%
Larry D. Reeves                                          3,969                         1,076                     0.13%
R. Riggie Ridgeway (15)                                 56,002                        16,078                     1.76%
Nell W. Smith                                           17,454                        12,154                     0.55%
A. J. Thompson, Jr., M.D. (16)                          83,108                        12,154                     2.61%
William B. West (17)                                    12,442                         3,183                     0.39%

Directors and Officers as a Group (19                1,001,577                       129,388                    30.37%
persons)

Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.

(1) Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for purposes of computing the percentage ownership of the option holder, but not for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.
(2) Shares represented by these options are included in the column showing the number of shares of common stock beneficially owned.
(3)  Includes 231 shares owned jointly with Mr. Arnette's wife.
(4)  Includes 31,370 shares owned by Mr. Barnes' wife.
(5)  Includes 31,325 shares owned by Mr. Black's wife.
(6)  Includes 1,157 shares owned jointly with Mr. Carr's wife.
(7)  Includes 1,735 shares owned jointly with Mr. Dalton's wife.
(8) Includes 38,337 shares owned by Mr. Dye's wife and her children as to which Mr. Dye disclaims beneficial ownership.
(9) Includes 6,026 shares owned jointly with Mr. Dye's wife, 7,121 shares owned by Mr. Dye's wife and 3,448 shares held by Mr. Dye's minor children.
(10) Includes 14,663 shares owned jointly with Mr. Galloway's wife and 40,186 shares held in the name of Galloway-Tripp, Inc. Profit Sharing Plan for the benefit of Mr. Galloway. Mr. Galloway is the President of Galloway-Tripp, Inc.
(11) Includes 578 shares owned by Mr. King's wife and 578 shares owned by Mr. King's minor child.
(12) Includes 578 shares owned by Mr. McFall's wife.
(13) Includes 9,310 shares owned jointly with Mr. Merritt's wife.
(14) Includes 13,957 shares owned by Mr. Nalley's wife and an aggregate of 23,869 shares held in two trusts administered by Mr. Nalley.
(15) Includes 11,493 shares held jointly with Mr. Ridgeway's wife.
(16) Includes 19,574 shares held by Dr. Thompson's wife and 12,112 shares held by Dr. Thompson's son.
(17) Includes 1,735 shares owned jointly with Mr. West's wife.

                BOARD COMMITTEES AND ATTENDANCE AT BOARD MEETINGS

     The Board of Directors of the Company held four meetings during the year ended December 31, 2000. Each Director attended at least 75% of the meetings held by the Board and committees of the Board on which he or she served.

     The Board of Directors has established an audit committee to assist the Board in fulfilling its responsibilities relating to corporate accounting and reporting practices of the Company. The Committee also oversees the Company's internal audit staff and independent auditors; coordinates communication between the Board of Directors and the internal audit staff and independent auditor; serves as an independent and objective body to review financial information presented by management to shareholders, regulators and the general public; and determines the adequacy of, and adherence to, administrative, operating and internal accounting controls of the Company. The members of the Audit Committee in 2000 were Charles E. Dalton, James A. Black, Jr., Larry D. Reeves, and Nell
W. Smith. The committee met four times in 2000. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards, as modified or supplemented.

     The Board of Directors has also established a compensation committee to assist the Board in setting compensation for employees and executive officers of the Company. The members of the Compensation Committee in 2000 were Garnet A. Barnes, Chairman, Nell W. Smith, William A. Carr, Eugene W. Merritt, Jr. and Robert E. Dye, Sr. The committee met twice in 2000.

         The Company does not have a separate nominating committee.


                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the years ended December 31, 2000, 1999 and 1998 concerning compensation paid or accrued by either the Company or the Banks to or on behalf of the Company's Chief Executive Officer and the only other executive officers whose cash compensation exceeded $100,000.

                           Summary Compensation Table

                                                                     Annual Compensation
Name and                                                             -------------------              All Other
Principal Position                                  Year            Salary           Bonus         Compensation(1)
------------------                                  ----            ------           -----         --------------

Robert E. Dye, Sr.                                  2000           $162,500         $16,182            $20,210
   President and Chief                              1999           $139,250         $14,742            $14,906
   Executive Officer                                1998           $125,000         $13,616            $14,400

R. Riggie Ridgeway                                  2000           $138,350         $12,402            $15,325
   Executive Vice                                   1999           $126,075         $11,814            $13,972
   President                                        1998           $118,575         $10,090            $13,367

William B. West                                     2000           $100,000          $8,602             $6,860
   Senior Vice President and                        1999           $ 90,000          $3,030             $2,840
   Chief Financial Officer                          1998(2)        $ 42,500           $ 100              $ 417

------------------------
(1) Includes: matching contributions under the Bank's 401(k) Plan during 2000, 1999, and 1998 of $5,250, $3,716, and $3,683 for Mr. Dye; $4,402, $3,399
     and $3,522 for Mr. Ridgeway; and $3,282, $2,620 and $0 for Mr. West; life insurance premiums paid by the Company in 2000, 1999 and 1998 of $860, $1,290 and $2,117 for Mr. Dye; $423, $673 and $1,245 for Mr. Ridgeway; and
     $278, $220 and $417 for Mr. West; and directors fees paid by the Company and the Banks in 2000, 1999 and 1998 of $14,100, $9,900 and $8,600 to Mr.
     Dye; $10,500,  $9,900 and $8,600 to Mr. Ridgeway;  and $3,300, $0 and $0 to
     Mr. West.
(2)  Mr. West has been employed by the Company since July, 1998.

Retirement Benefits

     The Company has entered into Salary Continuation Agreements with each of Robert E. Dye, Sr., the Chief Executive Officer, and R. Riggie Ridgeway, the Executive Vice President and Secretary. The agreements provide for payments of benefits to each of Messrs. Dye and Ridgeway commencing at their retirements at age 66 for Mr. Dye and 65 for Mr. Ridgeway or earlier in the event of death or disability. The agreement with Mr. Dye provides for payment of an annual benefit of $35,130 increased by 4% each year between 1998 and Mr. Dye's retirement date. The benefit is payable in monthly installments beginning in the month after Mr. Dye's retirement and continuing for the greater of the life of Mr. Dye or 227 additional months. Each year after the first benefit payment, the benefit will increase by the same percentage as any increase in the consumer price index.

     The agreement with Mr. Ridgeway provides for payment of an annual benefit of $30,029 increased by 4% each year between 1998 and Mr. Ridgeway's retirement date. The benefit is payable in monthly installments beginning in the month after Mr. Ridgeway's retirement and continuing for the greater of the life of Mr. Ridgeway or 239 additional months. Each year after the first benefit payment, the benefit will increase by the same percentage as any increase in the consumer price index.

     In the event either employee's employment with the Company is terminated prior to his retirement for any reason other than death or disability, each agreement provides that a retirement benefit will be paid beginning at normal retirement age based on the amount stated above increased by 4% per year for the actual years such employee worked after 1998.

     In the event either employee's employment with the Company is terminated prior to the employee's retirement age due to disability, the employee will receive an annual benefit after the employee reaches retirement age of between $4,610 and $52,001, in the case of Mr. Dye or between $3,422 and $50,000, in the case of Mr. Ridgeway, subject to adjustment for inflation, based on the length of the employee's service from 1998 to the date of termination of employment. In addition, if the employee's employment is terminated due to disability, he will receive an annual payment from the date of such termination until he reaches retirement age in an amount equal to the before tax equivalent (using the Company's marginal tax rate) of the increase in value of the life insurance policy owned by the Company to fund the benefits under his agreement reduced by the hypothetical cost to the Company of paying interest on the premium for the life insurance policy at a rate equal to the Company's cost of funds.

     In the event that the employee dies while in the employ of the Company, his agreement provides that the employee's beneficiary shall receive an amount between $20,255 and $507,128, in the case of Mr. Dye, and between $12,092 and $498,148, in the case of Mr. Ridgeway. In addition the designated beneficiary of Mr. Dye shall receive an annual benefit calculated in the same way as the pre-retirement age disability payment for a period of years which is 29 in 1998 and reduces 2 years for each year after 1998 to a minimum of 9 years.

     In 1997, the Company purchased universal life insurance policies on the lives of Messrs. Dye and Ridgeway which are reflected in the Company's balance sheet as other assets. Although the Company plans to use these policies to fund its obligations under the agreements, its obligations are independent of the policies.

Noncompetition, Severance and Employment Agreements

     The Company has entered into a Noncompetition, Severance and Employment Agreement with each of Messrs. Dye, Sr., Ridgeway, West, King and Arnette. Mr. Dye's Agreement provides for his employment as Chairman, President and Chief Executive Officer of the Company. Mr. Ridgeway's Employment Agreement provides for his employment as Executive Vice President of the Company. Mr. West's Agreement provides for his employment as Senior Vice President and Chief Financial Officer of the Company. Mr. King's Agreement provides for his employment as President and Chief Executive Officer of Bank of Anderson, N.A. Mr. Arnette's Agreement provides for his employment as President and Chief Executive Officer of Seneca National Bank. The terms of all Agreements are substantially the same. Mr. Dye's and Mr. Ridgeway's Agreements commenced on August 7, 1995 and are each for terms of 2.99 years, which are deemed to extend each day for an additional day automatically without any action by either party. Messrs. West's, King's and Arnette's Agreements commenced on October 19, 1999 and have three year terms, which are deemed to extend each day for an additional day automatically without any action by either party. Each Agreement provides for a minimum annual salary, which is to be reviewed annually by the Board of Directors and may, in the sole discretion of the Board be increased, and for the payment of bonuses in accordance with the Company's Incentive Compensation Plan. Each Agreement also provides that the executive will be entitled to any other officer/employee benefits generally provided by the Company to its most highly-ranking executives and to other employees, and to a full-sized automobile and country club dues.

     Either the Company or the executive may, by notice to the other, cause the Agreement to cease to extend automatically and upon such notice, the term will be fixed at 2.99 years following the date of the notice in the case of Messrs. Dye and Ridgeway, and three years following the date of the notice in the case of Messrs. West, King and Arnette. The Agreements may also be terminated by the Company (i) for cause (as defined in the Agreement), (ii) if the executive becomes disabled, or (iii) upon the executive's death. If the Company terminates the Agreement other than for one of the foregoing reasons and there has been a "change in control", the executive will be entitled to receive immediately the compensation and benefits that would otherwise be payable to him under the Agreement over the 2.99 (or 3) years subsequent to such termination. Compensation which is not fixed (such as bonus), shall be deemed to be equal to the average of such compensation over the 2.99 (or 3) year period immediately prior to the termination. For purposes of the Agreements a "change in control" includes (i) acquisition by any person of 20% of the voting stock of the Company within any 12 month period; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, for any reason ceasing to constitute at least a majority of the board, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or (iii) consummation of (A) a merger, consolidation or other business combination of the Company with any other person or affiliate, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent at least 67% of the outstanding common stock of the Company immediately after such merger, consolidation or business combination, or (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (iv) the occurrence of any other event or circumstance not covered by (i) through
(iii) above which the Board determines affects control of the Company. If the Company terminates the executive other than for cause, disability or death, and there has been no change of control, the executive will be entitled to receive immediately as severance the compensation and benefits provided for under the Agreement for the then remaining term of the Agreement. In the event of termination other than for cause, disability or death, all rights of the executive pursuant to awards of share grants or options granted by the Company will be deemed to have vested and be exercisable, and the executive will be deemed to be credited with service with the Company for the remaining term of the Agreement for purposes of the Company's benefit plans.

     Each such executive may also terminate the Agreement if (i) the Company materially breaches the Agreement and does not cure the breach within 30 days after written notice of the breach; (ii) the executive terminates his employment following a change of control and not for any of the reasons in (iii) below (a "voluntary termination"); or (iii) following a change of control if in the sole judgment of the executive there has been a change in his responsibilities, title, reporting relationships or working conditions, authority or duties, a change in the terms or status of the Agreement, a reduction in his compensation or benefits, a forced relocation out of the designated service area, or a significant increase in his travel requirements (an "involuntary termination"). If the executive terminates his employment because of material breach by the Company of the Agreement which is not cured or because of involuntary termination, he shall be entitled to the same benefits he would receive upon termination by the Company after a change in control other than for cause, disability or death. If the executive terminates the Agreement as a result of a voluntary termination, he will be entitled to receive as severance the compensation and benefits that would otherwise be provided under the Agreement for one year following the date of the voluntary termination. Compensation that is not fixed (such as bonus), shall be deemed equal to the average of such compensation over the five year (in the case of Messrs. Dye and Ridgeway) or three year (in the cases of Messrs. West, King and Arnette) period immediately prior to the termination. In addition, in the event of termination as a result of material breach of the Agreement by the Company which is not cured or involuntary termination, all of the executive's rights pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and be exercisable, and the executive shall be deemed to be credited with service with the Company for such remaining term for the purposes of the Company's benefit plans.

     If the executive's employment is terminated before a change in control voluntarily by the executive or by the Board of Directors for cause, then the executive agrees for a period of one year not to engage in certain competitive activities against the Company. In the event that the executive's employment is terminated for any reason following a change of control, there will be no limitation on any of executive's activities, including direct competition with the Company or its successor.

     The foregoing are merely summaries of certain provisions of the Salary Continuation Agreements and the Noncompetition Severance and Employment Agreements, and are qualified in their entirety by reference to such Agreements, which have been filed with the Securities and Exchange Commission as exhibits to the Company's Annual Reports on Form 10-KSB for the years ended December 31, 1995, 1998 and 1999.

Incentive Stock Option Plan

     The 1993 Peoples Bancorporation, Inc. Incentive Stock Option Plan (the "1993 Plan") authorizes options for up to 422,127 shares and provides for the grant of options at the discretion of the Board of Directors or a committee designated by the Board of Directors to administer the 1993 Plan. The option exercise price must be at least 100% of the fair market value of the stock on the date the option is granted (or 110% in the case of an option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company), and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's Stock Option Agreement and the 1993 Plan. Stock options granted pursuant to the 1993 Plan expire no later than ten years from the date on which they are granted, except in the case of options granted to ten percent shareholders, which expire not later than five years from the date on which they are granted.

     During 2000, no options to purchase shares of the Company's common stock were granted under the 1993 Plan.

       Aggregated Option Exercises in 2000 and 2000 Year End Option Values

     The following table presents information about exercise of options during 2000 by Mr. Dye and about the value of options held by Messrs. Dye, Ridgeway and West at December 31, 2000. No options were granted to Mr. Dye, Mr. Ridgeway or Mr. West in 2000.

                                                                       Number of Securities            Value of Unexercised
                                 Shares                               Underlying Unexercised           In-the-Money Options
                                Acquired                            Options At Fiscal Year End        At Fiscal Year End(2)
       Name/Position           on Exercise    Value Realized(1)      Exercisable/Unexercisable      Exercisable/Unexercisable
       -------------           -----------    -----------------      -------------------------      -------------------------

Robert E. Dye, Sr.             32,160             $581,951                   0              0                0              0
    President and Chief
    Executive Officer

R. Riggie Ridgeway,                 0                    0              16,078              0          $69,000              0
    Executive Vice
    President

William B. West                     0                    0               3,183          5,787          $35,750        $65,000
    Senior Vice President
    And Chief Financial
    Officer

(1) The difference between the exercise prices of $4.72 per share and $18.10, the estimated fair value per share on the date of exercise.
(2) Based on an exercise price of $4.29 per share for Mr. Ridgeway and $11.23 per share for Mr. West and an estimated fair value of $17.50 per share on December 31, 2000.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee in 2000 consisted of Mr. Carr, Mr. Barnes, Mr. Merritt, Mrs. Smith and Mr. Dye, Sr., the Company's chief executive officer. In reaching compensation decisions concerning executive officers other than Mr.
Dye,  Sr.,  the  chief  executive  officer,  the  committee  took  into  account discussions with and recommendations by Mr. Dye, Sr. There is no other involvement by the Company's executive personnel in the committee's deliberations. Mr. Dye, Sr. did not participate in deliberations and decisions regarding his own compensation.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee has developed and implemented a formalized salary administration program for all Company personnel. Each position within the Company, including the chief executive officer and all other executive officers, has been assigned a grade based on certain criteria including but not limited to knowledge, experience, skill, scope of decisions to be made and authority. Each grade has been assigned a salary range based on peer group comparisons from survey data for other financial institutions of comparable size and complexity. Annual base salaries are generally set at competitive levels with similar financial institutions and within the Company's salary administration program's guidelines, including the positions of chief executive officer and other executive officers. Each employee, including the chief executive officer and all other executive officers, is reviewed at least annually for job performance and individual goal attainment. Salary increases are largely based on job performance and goal attainment.

     For 2000, the Compensation Committee approved, and the Board of Directors ratified, a cash incentive plan based on attainment of profitability goals. All employees and officers, including the chief executive officer and all executive officers of the Company and its subsidiaries, participated in the plan. Cash incentive bonus awards were based on a formula driven method and capped by a percentage of each employee's base salary level. The Compensation Committee plans to approve a similar plan in 2001 for all employees based on attainment of profitability goals.

     The Compensation Committee also administers the Company's Incentive Stock Option Plan whereby stock options are awarded to key employees.

     The Company's overall compensation program for its chief executive officer and senior management is intended to attract, motivate and retain key employees; maintain a base salary structure that is competitive in the Company's marketplace; link annual incentive cash awards with specific profitability goals; and provide long-term incentive awards in the form of incentive stock options that couple management ownership with stockholder value.

                             Respectfully submitted,


         Garnet A. Barnes, Chairman          Eugene W. Merritt, Jr.
         Nell W. Smith                       Robert E. Dye, Sr.
         William A. Carr

Performance Graph

     The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help shareholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

     However, shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 2000 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, Company shareholders may wish to consider other relevant performance indicators which may be more closely related to officer performance in assessing the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with Return on Equity (ROE) and Return on Assets
(ROA) percentages.

     The performance graph below compares the Company's cumulative total shareholder return over the most recent 5-year period with both the NASDAQ Composite Index and The Carson Medlin Company's Independent Bank Index (an index published by The Carson Medlin Company, Investment Bankers). The NASDAQ Composite Index reflects overall stock market performance. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 23 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The total five year return was calculated for each of the banks in the peer group taking into consideration changes in stock price, cash dividends, stock dividends, and stock splits since December 31, 1995. The individual results were then weighted by the market capitalization of each bank relative to the entire peer group. The total return approach and the weighting based upon market capitalization is consistent with the preparation of the NASDAQ total return index.

     The Company believes the Independent Bank Index is a more relevant standard by which community banks should measure their own performance because the peer group is comprised of banks that are closer in size and style of doing business. Furthermore, this index more closely reflects the actual trading patterns of community bank stocks.

     Returns assume a beginning stock index price of $100 per share. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock. Because there is no active trading market in the Company's stock the information is based on a limited number of transactions.

                                         1995   1996   1997   1998   1999   2000
                                         ----   ----   ----   ----   ----   ----
PEOPLES BANCORPORATION, INC ..........   $100   $130   $195   $239   $320   $312
INDEPENDENT BANK INDEX ...............    100    128    193    204    185    191
NASDAQ INDEX .........................    100    123    151    213    395    238

Director Compensation

Directors' Fees

     The Company began paying director fees of $300 per board meeting in April, 2000. Each of the directors of the Company also serves as a director of one of the Banks. The Peoples National Bank paid director fees of $800 per meeting and Bank of Anderson, N. A. paid director fees of $200 per meeting in 2000.
Beginning July, 2000, Seneca National Bank paid director fees of $200 per meeting. Payment of fees is not contingent upon attendance at meetings. The Banks paid an aggregate of $148,800 in director fees for 2000.

1997 Non-Employee Director Stock Option Plan

     The 1997 Non-Employee Director Stock Option Plan (the "1997 Plan") authorizes options for up to 185,220 shares and provides for the granting to non-employee directors of options under a non-discretionary formula set forth in the 1997 Plan. The option exercise price of each option must not be less than 100% of the fair market value of the shares of common stock of the Company on the date of grant, and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's Stock Option Agreement and the 1997 Plan. Stock options granted pursuant to the 1997 Plan expire no later than ten years from the effective date of the 1997 Plan.

     During 2000 options to purchase shares of the Company's common stock were granted under the 1997 Plan at an exercise price of $17.14 per share to the following directors:

                                                     Number of
                                                  Options Granted
             Name                                     in 2000  *
             ----                                 -------------

         Charles E. Dalton                              525
         E. Smyth McKissick, III                        525
         Eugene W. Merritt, Jr.                         525
         Andrew M. McFall, III                          525
         Larry D. Reeves                                525
         James A. Black, Jr.                            525

         * All options are currently exercisable.


                              CERTAIN TRANSACTIONS

     The Banks have outstanding loans to certain of their directors and executive officers, their associates and members of their immediate families. All of such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Banks, and did not involve more than the normal risk of collectibility or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to the Company and written representations of persons subject to Section 16(a), it appears that all such reports for these persons were filed in a timely fashion during 2000, with the exception of the following: the Company inadvertently failed to timely file a report on Form 5 for Mr. King for the purchases of an aggregate of 199 shares of common stock at market value during 2000. The report was immediately filed upon discovery of the oversight.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected  Elliott,  Davis & Company,  LLP,  Certified  Public
Accountants with offices in Greenville, South Carolina, to serve as the Company's independent certified public accountants for 2001. It is expected that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.

Audit Fees

     During 2000, Elliott, Davis & Company, LLP billed the Company an aggregate of $20,790 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and reviews of the financial statements included in the Company's Forms 10-Q for that year. The Company estimates that the total fees for the audit of its annual financial statements for the year ended December 31, 2000 will be approximately $29,900.

Financial Information Systems Design and Implementation Fees

     During the year ended December 31, 2000, Elliott, Davis & Company, LLP did not provide the Company with any services related to financial information systems design and implementation.

All Other Fees

     During the year ended December 31, 2000, Elliott, Davis & Company, LLP billed the Company an aggregate of $20,878 for the following professional services provided during 2000: procedures related to the outsourcing of internal auditing; procedures for the FHLB of Atlanta related to collateral verification; income tax consultation and preparation; and consultation on general corporate and banking issues. The Company estimates that Elliott, Davis & Company, LLP will bill an additional $5,122 during 2001 for such services provided in 2000.

     The Audit Committee has reviewed the services provided by Elliott, Davis & Company, LLP discussed under the caption All Other Fees, and has considered whether the provision of such services is compatible with maintaining Elliott, Davis & Company's independence.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000. The Audit Committee has discussed with the Company's independent auditors, Elliott, Davis & Company, LLP, the matters required to be discussed by SAS 61, as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from Elliott, Davis & Company, LLP, required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Elliott, Davis & Company, LLP, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


                            Respectfully submitted,

     Charles E. Dalton                            Larry D. Reeves
     James A. Black, Jr.                          Nell W. Smith

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         Shareholders may obtain copies of the Company's Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2000, free of charge by requesting such form in writing from R. Riggie Ridgeway, Secretary, Peoples Bancorporation, Inc., 1814 East Main Street, Easley, South Carolina 29640. Copies may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.

                                  OTHER MATTERS

     The Board of Directors and management of the Company are not aware of any other matters not referred to in the enclosed proxy that may be brought before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters. As of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any proposal to be acted upon at the Annual Meeting.

                                                                      Appendix A
                             PEOPLES BANCORPORATION

                                  AUDIT CHARTER


                               THE AUDIT COMMITTEE

The Board of Directors of Peoples Bancorporation (the Company) has created a committee of directors to be known as the AUDIT COMMITTEE with its goals and objectives, composition, term of office, and duties and responsibilities as follows.

                              GOALS AND OBJECTIVES

The primary goal of the Committee will be to assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices of the Company. In addition the Committee will:

o Oversee and appraise the quality of the audit effort of the Company's internal audit function and that of its independent auditors;

o Maintain, by scheduling regular meetings, open lines of communications among the board, its internal auditors, and its independent accountants to exchange views and information as well as confirm their respective authority and responsibilities;

o Serve as an independent and objective party to review the financial information presented by management to shareholders, regulators, and the general public; and

o Determine the adequacy of the administrative, operating, and internal accounting controls of the Company and its subsidiaries and evaluate adherence to those controls.

                                   COMPOSITION

The Board shall annually confirm the membership of the Audit Committee of Peoples Bancorporation, Inc., (the Corporate Committee) which will be comprised of at least one member from each of the Audit Committees of the subsidiary banks, who is also a member of the Board of Directors of Peoples Bancorporation, Inc. Each member will be independent of senior management and operating executives of the Company and its subsidiaries and free from any relationship that might in the opinion of the Board of Directors be construed as a conflict of interest. One of the members shall be elected chairperson of the Committee by the Board of Directors.

The Audit Committee of each Subsidiary Bank shall be comprised of at least two members of the Bank's Board of Directors who will be independent of senior management and operating executives of the Company and its subsidiaries and free from any relationship that might in the opinion of the Board of Directors be construed as a conflict of interest. They shall be confirmed by the Board of Directors of the subsidiary bank.

                               TERM OF MEMBERSHIP

Each member shall serve his term on the on the Corporate Committee concurrently with his term of membership on the subsidiary Audit Committee. The chairperson shall be re-elected annually by the full Board of Directors.

                           DUTIES AND RESPONSIBILITIES

The Corporate Committee will meet concurrently with the Audit Committees of the subsidiary banks and will hold at least four regular meetings per year and such additional meetings as the chairperson of the Committee shall require in order to meet the following duties:

o Recommend to the full board the appointment of the independent accountants for the coming year;

o    Ensure  that  an  audit  is  conducted   in   compliance   with   statutory
     requirements;

o    Review and approve the audit plan of the independent accountants;

o Review and approve the audit plan of the internal auditors for the Company and its subsidiaries;

o Evaluate the effectiveness of both the internal and external audit effort through regular meetings with each respective group;

o Determine that no management restrictions are being placed upon either the internal or external auditors;

o Evaluate the adequacy and effectiveness of the administrative, operating and accounting policies of the Company and its subsidiaries through active communication with operating management, internal auditors, and the independent accountants;

o Evaluate the adequacy of the internal accounting control system of the Company and its subsidiaries by review of written reports from the internal and external auditors and monitor management's response and actions to correct any noted deficiencies;

o Review quarterly accounting and financial reports to be made to the public prior to their release, as practical;

o Review all regulatory reports submitted to the Company and monitor management's response to them;

o Require periodic reports from management, the independent accountants, and internal auditors on any significant proposed regulatory, accounting or reporting issue to assess the potential impact upon the financial reporting process of the Company and its subsidiaries;

o    Review and approve all significant accounting changes;

o    Review  and  approve  the  annual   financial   statements  with  operating
     management and the independent accountants;

o    Identify  and  direct  any  special  projects  or   investigations   deemed
     necessary; and

o Prepare a report to the full Board of Directors summarizing the work performed by the Committee to fully discharge its duties during the year.

                                 MEETING FORMAT

The Committee meetings will consist of a general session that will be attended by Committee members, the internal auditor, management representatives, and the independent accountants as appropriate. Others may attend by invitation of the Committee.

Following the conclusion of the general session, the Committee will excuse management representatives in order to meet privately with the internal auditor, independent accountants, or others at the Committee's discretion.

An executive session of Committee members only will follow.

THE INTERNAL AUDIT DEPARTMENT

A.   Objectives

     The Internal Audit Department was created by and exists as an extension of the Audit Committees of the Boards of Directors (the boards) of Peoples Bancorporation and its subsidiaries, herein collectively referred to as "the company". The department was established in order to assist the committees and the boards in satisfying their legal obligations for ensuring proper and reasonable operations of the company. Its specific objectives are as follows:

     1. To perform audits in keeping with the Company's policy to determine the adequacy and effectiveness of the systems of internal controls.

     2. To determine whether operations of the company are efficiently carried out in accordance with policy, applicable regulatory requirements, generally acceptable accounting principles, and sound business practices.

     3. To furnish formal reports of audits performed to the appropriate levels of management, to include, at a minimum, scope, objective analysis of findings, recommendations for corrective action, and general assessment of an activity reviewed. Follow up should be provided to determine whether adequate corrective steps have been taken.

     4. To maintain an effective audit program, staffed by competent qualified personnel, directed toward the highest exposure to risk while employing resources efficiently and effectively according to overall objectives of the company.

     5. To continue involvement in the establishment of new systems or in modifying existing systems so that controls can be prescribed before implementation.

     6. To work jointly with the company's external auditors so that its work is done in the most efficient manner possible and with the least amount of disruption to the operations of the company.

     7. To promote understanding and appreciation of internal controls and their applications to the company's operations through written and oral, formal and informal, communications with management.

     8. To report the results of its activities to the audit committees of the company at least quarterly, and more if needed.

B. Authority and Accountability

     In order to promote independence and enable auditors to maintain objectivity to render unbiased judgments, the Internal Audit Department reports functionally to the Audit Committees of the Boards of Directors of the company, and shall have immediate access to the Audit Committees without prior management approval, if the circumstances warrant such access. Administratively, the Internal Audit Director shall report to the Senior Vice President/Chief Financial Officer of the holding company. This department is accorded full authority to review all areas of the company at any time with access to all records, property, and personnel. Internal Audit will have no authority or responsibility to make operating decisions, to perform operational or control activities necessary to the daily operations of the banks, or to implement recommendations made in audit reports, because such activities may impair audit objectivity.

     Reports prepared by the Internal Auditor shall be considered confidential, and for the exclusive use of the Board of Directors. Any efforts by any officer or employee of the Banks to influence the Internal Auditor to withhold audit information from the Board, or to circumvent the information from reaching the Board, shall be cause for that individual's immediate separation from the Bank's employ.

     The Internal Auditor's workpapers and files shall likewise be considered confidential and subject to examination by others only by permission of the internal auditor.

C.   Responsibilities

     1. To prepare and submit an audit plan for each bank that provides for adequate and appropriate coverage of organizational activities over an appropriate cycle of time.

     2.   To provide periodic audit activity updates.

     3. To collect, analyze, interpret and document information which supports audit results, and to provide timely reporting on audit results.

     4. To assist external auditors and coordinate internal audit efforts to help achieve their objectives.

     5. To plan internal audits and coordinate required activities in such a manner as to efficiently achieve bank operating objectives as well as audit objectives.

     6. To maintain a professional level of industry and audit proficiency through appropriate training, education and learning efforts.

D.   Reporting Process

     1. Audit reports will be prepared regarding the scope and results of each audit performed by the department. These reports will include corrective action recommendations regarding significant (1) internal control deficiencies and weaknesses, and (2) deviations from legal, regulatory and company policy requirements. Each audit report shall contain a conclusion or opinion concerning the overall adequacy of controls and operational procedures. When an adverse opinion is expressed, the report shall contain a statement regarding the exposure to the company if proper corrective action is not taken.

     2. Audit reports will contain statements of fact only when such facts can be substantiated in the auditor's workpapers.

     3. Audit findings and recommendations will be reviewed with the supervisor in charge of the audited function before the final report is circulated. The final report will be issued as soon as is reasonably possible after the audit has been completed. By direction from the board of directors, management is required to provide written responses to all audit reports within 30 days.

     4. Communication of audit reports and responses will be provided to the applicable Audit Committee.

E.   Internal Audit Manual

         Internal Audit will create and maintain an Internal Audit Manual that will contain information on such items as audit and administrative procedures, audit schedules, standards for audit workpapers and reports, and other pertinent documentation.

                                      PROXY

                          PEOPLES BANCORPORATION, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS - THURSDAY - MAY 17, 2001

     William B. West and Patricia A. Jensen, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of Peoples Bancorporation, Inc. held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on May 17, 2001, and at any adjournment thereof, as follows:

1.   Election of    [ ] FOR all nominees listed    [ ]  WITHHOLD AUTHORITY
     Directors.         below                           to vote for all nominees
                                                        listed below


                    [ ] WITHHOLD AUTHORITY only on the following nominees:___________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________


                    Instructions:   To  withhold   authority  to  vote  for  any
                    individual(s), write the nominee's(s') name(s) on the line above.

NOMINEES: David C. King, Andrew M. McFall,  III, Eugene W. Merritt,  Jr., George
          B. Nalley, Jr., Nell W. Smith and A. J. Thompson, Jr.

2. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated:                ,  2001          -----------------------------------------
       ---------------

                                       -----------------------------------------